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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of IRIDEX Corporation and subsidiaries on Form S-8 (File No. 333-4264) of our report dated February 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of IRIDEX Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                          /S/ COOPERS & LYBRAND L.L.P.

San Jose, California
March 24, 1997